As filed with the United States Securities and Exchange Commission on September 4, 2020

REGISTRATION STATEMENT NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

under

the securities act of 1933

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18-19/F, Zhongshan Building A

No. 154 Hudong Road

Fuzhou, China 350001

(86) 591-8727-1266
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xinrong Zhuo

Chief Executive Officer

Pingtan Marine Enterprise Ltd.

18-19/F, Zhongshan Building A

No. 154 Hudong Road

Fuzhou, China 350001

(86) 591-8727-1266
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Yuri Mikulka

Alston & Bird LLP
333 S. Hope Street
Los Angeles, California 90071
(213) 576-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or an emerging growth company in Rule 12b-2 of the Exchange Act. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Ordinary shares, par value $0.001 per share
Preferred shares, par value $0.001 per share
Warrants(3)
Units(4)
Debt Securities(5)
Total	$100,000,000	$12,980.00	(6)

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at prices to be determined. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of other securities or that are issued in units. In accordance with General Instruction II.D. to Form S-3, information as to each class of securities to be registered hereunder is not specified. In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. Omitted as to each class of securities to be registered pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The warrants covered by this registration statement may be ordinary shares warrants, preferred shares warrants or warrants to purchase debt securities, and will be issued under a warrant agreement.
(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	Including an indeterminate number of Debt Securities as may from time to time be issued upon conversion or exchange of any securities registered under this registration statement or upon settlement of purchase contracts.
(6)	The registrant previously paid (i) a filing fee of $10,280.90 in connection with the registration of certain securities under Registration Statement on Form S-3 (Registration No. 333-213327) which was filed on December 27, 2016 registering an aggregate initial offering price not to exceed $100,000,000 and (ii) a filing fee of $1,309.10 in connection with the registration of certain securities under Registration Statement on Form S-3 (Registration No. 333-213156) which was filed on August16, 2016 registering an aggregate initial offering price not to exceed $13,000,000 (collectively, the “Prior Registration Statements”). No securities were sold under the Prior Registration Statements. The registrant is partially offsetting the registration fee otherwise payable in respect of the securities registered hereunder pursuant to Rule 457(p) promulgated under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2020

PROSPECTUS

PINGTAN MARINE ENTERPRISE LTD.

$100,000,000

Ordinary shares
Preferred shares
Debt Securities

Warrants
Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate initial offering price of the securities will not exceed $100,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering. Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.” On August 31, 2020, the closing sale price of our ordinary shares was $0.90. The aggregate market value of our outstanding voting common equity held by non-affiliates as of August 31, 2020 was $30,286,978. We have not sold any securities offered pursuant to General Instruction I.B.6. during the prior 12 calendar month period up to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2020

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, the impact of the coronavirus (COVID-19) on the Company’s financial condition, business operations and liquidity; the impact of COVID-19 on our customers and distributors; anticipated growth and growth strategies; need for additional capital and the availability of financing; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s vessels; delays in deploying vessels; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; and legislative or regulatory changes that may adversely affect our business. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any applicable prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, including the risks discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. In this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement, then you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

Unless the context otherwise indicates, references in this prospectus to “we,” “our”, “us”, “Pingtan”, or the “Company” refer to the business and operations of Pingtan Marine Enterprise Ltd. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Our Business

We are a marine enterprises group primarily engaging in ocean fishing through our wholly-owned operating subsidiary in the People’s Republic of China (“PRC”) and variable interest entity, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. We harvest a variety of fish species with our owned and licensed vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. As of June 30, 2020, we own 51 squid jigging vessels, 26 trawlers, 25 seine vessels, 13 drifters, 4 longline fishing vessels, and 2 transport vessels and had exclusive operating license rights to 20 drifters. Additionally, 1 transport vessel was in the modification and rebuilding stage and 1 new krill fishing vessel was in the building stage.

We derive our revenue primarily from the sales of frozen seafood products. We market, sell and distribute products all over China, including the Guangdong, Fujian and Zhejiang provinces. We sell our products directly to customers including processors, distributors, restaurant owners and exporters. We have established long-term relationships with a number of customers, who introduce new customers to us from time to time. We are party to an exclusive strategic cooperation agreement to sell our fish products directly to consumers online.

We catch nearly 30 different species of fish including squid, ribbon fish, croaker fish and cuttle fish. All of our catch is shipped back to PRC. Our fishing vessels transport frozen catch to cold storage warehouse at nearby onshore fishing bases. We then arrange periodic charted transportation ships to deliver frozen stocks to our cold storage warehouses located in one of China’s largest seafood trading centers, Mawei Seafood Market in Fujian Province.

Our principal executive offices are located at 18-19/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, PRC, and our telephone number is +86 591 8727 1266. Our website address is www.ptmarine.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.ptmarine.com and our investor relations website is located at http://ir.ptmarine.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, we may offer from time to time any or all of the securities described in the registration statement up to a maximum aggregate price of $100,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities, reference is hereby made to the registration statement, including the attached exhibits. The registration statement may be reviewed at the SEC website address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35192):

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 filed with the SEC on May 11, 2020 and August 17, 2020, respectively;

●	Our Current Report on Form 8-K filed with the SEC on May 5, 2020 (but excluding the portions of such reports expressly noted as being furnished and not filed);

●	The description of our ordinary shares contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on May 25, 2011 (File No. 001-35192); and

●	All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Pingtan Marine Enterprise Ltd.
18-19/F, Zhongshan Building A

No. 154 Hudong Road

Fuzhou, China 350001

(86) 591-8727-1266

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in our securities, in addition to the other information in this prospectus, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q and, to the extent applicable, our current reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. These purposes may include working capital, repaying, reducing or refinancing indebtedness, financing acquisitions of other companies that we believe will add to and/or expand our service offerings, repurchasing or redeeming our securities, investments, and capital expenditures.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds of an offering to reduce our short-term indebtedness or for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DESCRIPTION OF SHARE CAPITAL

The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, a copy of which has been filed with the SEC, and the applicable provisions of the Companies Law (2020 Revision), as amended (the "Companies Law").

General

The Company's authorized share capital consists of 125,000,000 ordinary shares of par value US$0.001 each, of which 79,055,053 shares were issued and outstanding as of August 31, 2020 and 5,000,000 preferred shares of par value of US$0.001 each, of which no shares are issued and outstanding.

All of our issued shares are fully paid and non-assessable. Our shares are issued in registered form, and are issued when registered in our register of members. Each holder of our shares will be entitled to receive a certificate in respect of such shares only if our board of directors resolves that the share certificates shall be issued. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. We may not issue shares to bearer.

Dividends

The holders of our shares are entitled to such dividends as may be declared by our board of directors. If any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Under Cayman Islands law, a Cayman Islands company may pay a dividend only out of either profit or share premium account, provided that in no circumstance may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding at least ten percent of the shares given a right to vote at the meeting, present in person or by proxy or if a poll is required by the rules of the NASDAQ Stock Market.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy, or in the case such shareholders are a corporation, by their respective authorized representative, at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy, or in the case such shareholders are a corporation, by their respective authorized representative, at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares, and cancelling any authorized but unissued shares.

Cayman Islands law does not prohibit cumulative voting, but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Transfers of Shares

Subject to the restrictions contained in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his, her or its shares by an instrument of transfer in writing and in any usual or common form or in a form prescribed by the NASDAQ Stock Market or in any other form as our directors may approve and executed by or on behalf of the transferor (and, if required by our directors, by or on behalf of the transferee).

Our board of directors may, in their absolute discretion, decline to register any transfer of shares without giving any reason.

If our board of directors refuses to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferee notice of such refusal.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.

We are a “limited liability” company incorporated under the Companies Law, and under the Companies Law, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our amended and restated memorandum of association contains a declaration that the liability of our members is so limited.

Preemptive Rights

The particular terms of any preemptive rights will be described in the applicable prospectus supplement.

Calls on Shares and Forfeiture of Shares

Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, in such manner as our board of directors may deem fit. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we shall hold a general meeting as our annual general meeting each year and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by our directors and if no other time and place prescribed by them, it shall be held at the registered office of the Company on the second Wednesday in December of each year at 10 o'clock in the morning.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors, chief executive officer or the chairman of our board of directors. Advance notice of at least ten days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles or association allow our shareholders holding shares representing in aggregate, not less than ten percent in par value of the capital of our company which carries the right of voting at general meetings, to requisition an extraordinary general meeting of our company, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

The quorum at any general meeting is two members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative shall be a quorum unless the Company has only one member entitled to vote at such general meeting in which case the quorum shall be that one member present in person or by proxy.

Election and Removal of Directors

Our amended and restated memorandum and articles of association provide that, unless otherwise determined by our company in general meeting, our board will consist of not less than two directors.

The board is divided into three classes: Class A, Class B and Class C and the number of directors in each class shall be as nearly equal as possible. At each annual general meeting, Directors are elected for a term of office to expire at the third succeeding annual general meeting. Additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office. All directors shall hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A Director elected to fill a vacancy resulting from death, resignation, removal of a Director shall serve for the remainder of the full term of the Director who death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number stipulated in our amended and restated memorandum and articles of association, or as may be determined from time to time by the members in general meeting.

Our shareholders may also appoint any person to be a director by an ordinary resolution.

A director may be removed with or without cause by an ordinary resolution of our shareholders passed at a general meeting.

In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally , (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing to our company, (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated, or (v) is all the other directors (being not less than two in number) resolve that he should be removed as a director.

Proceedings of Board of Directors

Our amended and restated memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be two or more directors.

Our amended and restated memorandum and articles of association provide that the board may from time to time at its discretion exercise all powers of our company to borrow money and to mortgage or charge our company's undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Our amended and restated memorandum and articles of association provide that our Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of our company or any of them shall be open to the inspection of shareholders not being Directors.

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively as preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting may be determined by our directors;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than is fixed by the amended and restated memorandum of association or into shares without par value; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Our shareholders may by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital and any capital redemption reserve in any manner permitted by law.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company as a general rule and a derivative action may ordinarily not be brought by a minority shareholder. However, based on English authority, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders,

(b)	an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, or

(c)	an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

Indemnification

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide each Director, agent or officer of the Company shall be indemnified out of assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such Director, agent or officer.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees providing for indemnification to the fullest extent permitted by Cayman Islands law and, in certain respects, the indemnification agreements may provide greater protection than that specifically provided for by Cayman Islands law. The indemnification agreements will not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct. We also intend to obtain policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may pay amounts for which we have granted indemnification to the directors or officers.

We currently carry and intend to continue to carry liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted with respect to our directors or officers or persons controlling us under the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Power to Issue Shares

Our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Our Transfer Agent

The transfer agent for our securities is American Stock Transfer & Trust Company, LLC, which is located at 6201 15th Avenue, Brooklyn, NY 11219, telephone: (718) 921-8311.

Listing

Our ordinary shares are currently listed for trading on the Nasdaq Capital Market under the symbol “PME.”

Preferred Shares

The following is a description of general terms and provisions of the preferred shares not otherwise referenced above. The particular terms of any series of preferred shares, including redemption of preferred shares while there is any arrearage in the payment of dividends, will be described in the applicable prospectus supplement.

All of the terms of the preferred shares are, or will be, contained in resolutions passed by our board of directors, which will be filed with the SEC at or prior to the time of issuance of the series of the preferred shares.

We are authorized to issue up to 5,000,000 preferred shares, par value US$0.001 per share. As of August 31, 2020, no preferred shares were issued and outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred shares.

The board of directors is authorized to determine, for each series of preferred shares, and the prospectus supplement will set forth with respect to the series the following information:

●	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred shares;

●	the number of shares in any series;

●	whether dividends on that series of preferred shares will be cumulative;

●	the dividend rate (or method for determining the rate);

●	any liquidation preference per share of that series of preferred shares;

●	any conversion provisions applicable to that series of preferred shares;

●	any redemption or sinking fund provisions applicable to that series of preferred shares;

●	any voting rights of that series of preferred shares; and

●	the terms of any other preferences or rights applicable to that series of preferred shares.

The preferred shares, when issued, will be fully paid and non-assessable.

Dividends

Holders of preferred shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Generally, no dividends will be declared or paid on any series of preferred shares unless full dividends for all series of preferred shares, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred shares will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred shares bear to aggregate accrued dividends for all issued and outstanding shares of preferred shares. In addition, generally, unless all dividends on the preferred shares have been paid, no dividends will be declared or paid on our ordinary shares and we may not redeem or purchase any or our ordinary shares.

Payment of dividends on any series of preferred shares may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred shares will be entitled to receive these amounts before any distribution is made to the holders of ordinary shares. If the amounts payable with respect to preferred shares are not paid in full, the holders of preferred shares will share ratably in any distribution of assets based upon the aggregate liquidation preference for all issued and outstanding shares for each series. After the holders of shares of preferred shares are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

Voting

Generally, the holders of preferred shares will not be entitled to vote except as set forth in the prospectus supplement, our amended and restated memorandum and articles of association or as otherwise required by law.

No Other Rights

The shares of a series of preferred shares will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth in the prospectus supplement, our amended and restated memorandum and articles of association or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent for each series of preferred shares will be designated in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms (which terms have not currently been determined and are not currently known) of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	provisions restricting the declaration of dividends or additional debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a capital security or securities;

●	the terms and conditions, if any, upon which such capital security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such capital security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent capital form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in capital form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to capital securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to capital securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants from time to time in one or more series for the purchase of our ordinary shares or preferred shares or warrants to purchase debt securities or any combination of those securities. Warrants may be issued independently or together with any shares of ordinary shares or shares of preferred shares or offered by any prospectus supplement and may be attached to or separate from ordinary shares or preferred shares. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the applicable prospectus supplement. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

Terms. If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

●	the title of the warrants;

●	the total number and offering price of warrants;

●	the number of shares of ordinary shares or preferred shares purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on and after which the warrants and related ordinary shares or preferred shares will be separately transferable;

●	the date on with the right to exercise the warrants will commence and the date on which this right will expire;

●	the minimum and maximum about of the warrants which may be exercised at any one time;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	a discussion of federal income tax, accounting and other special consideration, procedures and limitations relating to the warrants; and

●	any other terms of the warrants including terms, procedures and limitations related to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of ordinary shares or shares of preferred shares purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares ordinary shares or preferred shares purchasable upon such exercise or to exercise any applicable right to vote, and in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of ordinary shares or shares of preferred shares at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of ordinary shares or shares of preferred shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of ordinary shares or shares of preferred shares purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; the offering price of the units; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; whether the units will be issued in fully registered or capital form; and a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more purchasers;

●	through one or more agents;

●	to or through underwriters, brokers or dealers;

●	through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be affected from time to time in one or more transactions, including public offerings or privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

We will set forth in a prospectus supplement with respect to each offering of securities by us the particular terms of that offering, including:

●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any delayed delivery arrangements;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the offered securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any profits realized by them on resale of the securities and the compensation received by them from us may be treated as underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities under the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus and the applicable prospectus supplement available to selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

If underwriters are used to sell the offered securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. In a firm commitment underwriting, the underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities. The underwriters may change from time to time any initial offering price and any discounts or concessions that the underwriters allow, reallow or pay to dealers.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Agents

We may designate agents to sell the offered securities. If an agreement is reached with an agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the agent will try to sell such securities on the agreed terms. Unless otherwise specified in the prospectus supplement for any particular offering of securities, each agent will agree to use its best efforts to solicit purchases of the offered securities for the period of its appointment or to sell the offered securities on a continuous basis.

An agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering, as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities, or sales made to or through a market maker other than on an exchange. An agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

Direct Sales

We may sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement, which will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification

We may make agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

Other Relationships

Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions. In connection with the distribution of the offered securities, we may enter into swap or other hedging transactions with, or arranged by, the underwriters, dealers or agents, or their affiliates. These underwriters, dealers or agents, or their affiliates, may receive compensation, trading gain or other benefits from these transactions. We will describe any such relationship in any prospectus supplement naming such underwriter, dealer or agent.

Stabilization Activities

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities listed on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than our ordinary shares, which is listed on the Nasdaq Capital Market. Any shares of ordinary shares offered hereunder will be listed on the Nasdaq Capital Market, or such other exchange or market on which the ordinary shares is listed at the time of such offering. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Compensation

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Alston & Bird LLP and Maples and Calder (Hong Kong) LLP.

EXPERTS

The consolidated financial statements of Pingtan Marine Enterprise Ltd, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee		$12,980
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and miscellaneous fees and expenses	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances, and accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses in connection with any offering of securities.

The expenses set forth above relate solely to the preparation and filing of this registration statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

Item 15. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's amended and restated memorandum and articles of association provide each Director, agent or officer of the Company shall be indemnified out of assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such Director, agent or officer.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees providing for indemnification to the fullest extent permitted by Cayman Islands law and, in certain respects, the indemnification agreements may provide greater protection than that specifically provided for by Cayman Islands law. The indemnification agreements will not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct. We also intend to obtain policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may pay amounts for which we have granted indemnification to the directors or officers.

We currently carry and intend to continue to carry liability insurance for our directors and officers.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That:

(i)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fuzhou, province of Fujian, on September 4, 2020.

PINGTAN MARINE ENTERPRISE LTD.

By:	/s/ Xinrong Zhuo
Xinrong Zhuo
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xinrong Zhuo as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for each of them and in each of their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in each of their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Xinrong Zhuo	Chairman of the Board and Chief Executive Officer	September 4, 2020
Xinrong Zhuo	(Principal Executive Officer)

/s/ LiMing Yung	Chief Financial Officer	September 4, 2020
LiMing Yung	(Principal Financial and Accounting Officer)

/s/ Zengbiao Zhu	Director	September 4, 2020
Zengbiao Zhu

/s/ Lin Bao	Director	September 4, 2020
Lin Bao

/s/ XingAn Lin	Director	September 4, 2020
XingAn Lin

/s/ Lin Lin	Director	September 4, 2020
Lin Lin

EXHIBIT INDEX

Exhibit Number

1.1	Form of Underwriting Agreement (*)

4.1	Specimen Ordinary Share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-35192) filed with the Securities and Exchange Commission on March 1, 2013)

4.3	Specimen Preferred shares Certificate and Form of Certificate of Designation of Preferred shares (*)

4.4	Form of Indenture (†)

4.5	Form of Debt Securities (*)

4.6	Form of Ordinary shares Warrant (including Warrant Certificate) (*)

4.7	Form of Preferred shares Warrant (including Warrant Certificate) (*)

4.8	Form of Debt Securities Warrant Agreement (including Warrant Certificate) (*)

4.9	Form of Unit Agreement (including Unit Certificate) (*)

5.1	Legal Opinion of Alston & Bird LLP (†)

5.2	Legal Opinion of Maples and Calder (Hong Kong) LLP (†)

23.1	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP (†)

23.2	Consent of Alston & Bird LLP is contained in Exhibit 5.1 to this Registration Statement (†)

23.3	Consent of Maples and Calder (Hong Kong) LLP is contained in Exhibit 5.2 to this Registration Statement (†)

24.1	Power of Attorney is contained on the signature page (†)

25.1	Statement of Eligibility of Trustee under the Indenture (**)

(*)	To be filed by an amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

(**)	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1933, if applicable.

(†)	Filed herewith.